CERTIFICATE OF AMENDMENT
                  TO THE RESTATED CERTIFICATE OF INCORPORATION,
                     OF LAIDLAW ENVIRONMENTAL SERVICES, INC.

      Laidlaw Environmental Services, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby amend the Restated Certificate of Incorporation of the Corporation.

     The undersigned hereby certifies that this amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the DGCL.

     FIRST: That the Restated Certificate of Incorporation of said corporation be amended as follows:

     "FIRST:  The name of the Corporation is Safety-Kleen Corp."

     SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: That the effective time of this Certificate of Amendment to the Restated Certificate of Incorporation shall be at the close of business on the date filed with the Secretary of State of the State of Delaware.

     THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, does make this amendment to the Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand as of this 25th day of November, 1998.

                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.

                                      By:  /s/ Kenneth W. Winger
                                           -------------------------------------
                                           Kenneth W. Winger
                                           President and Chief Executive Officer

ATTEST:

/s/ Henry H. Taylor
-------------------
Henry H. Taylor
Secretary


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